UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

NEW DAY FINANCIAL MANAGEMENT, INC.
(Exact name of Registrant as specified in charter)

Nevada	27-0427276
(State of Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

55 S. Valle Verde Dr. #235-106
Henderson, Nevada	89012
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [X]

Securities Act registration statement file number to which this form relates: 333-166801 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, $0.001 par value
(Title of class)

(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered

For a description of the Common Stock being registered, reference is made to the section entitled "Description of Securities" included in the Registrant's Registration Statement on Form S-1, as amended, File No. 333-166801, originally filed with the Securities and Exchange Commission on May 13, 2010 (the "Registration Statement"), incorporated by reference herein.

Item 2.  Exhibits

Exhibit Number	Name and/or Identification of Exhibit

3	Articles of Incorporation & By-Laws

a. Articles of Incorporation

b. By-Laws

4	Instruments defining rights of security holders including indentures

Excerpt from page 14 of the Form S-1 Registration Statement filed May 13, 2010

All exhibits are incorporated herein by reference, pursuant to Rule 12b-32, to the Registrant’s Form S-1 Registration Statement originally filed with the Securities and Exchange Commission on May 13, 2010, (File No. 333-140276).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Signature	Title	Date

/s/ Karen Mannix	President	January 11, 2013
Karen Mannix

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